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                                                                    Exhibit 10.3

                              DIRECTOR'S VOLUNTARY
                           DEFERRED COMPENSATION PLAN

Annuity & Life Re (Holdings), Ltd., (the "Company") hereby establishes the Annuity & Life Re (Holdings), Ltd. Director's Voluntary Deferred Compensation Plan (the "Plan") for its Non-Employee Directors. The purpose of the Plan is to provide Company's Directors an opportunity to elect to defer the receipt of compensation in order to provide termination of service, retirement and related benefits. Where applicable, such benefits would be taxable pursuant to Section 451 of the United States Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be an unfunded deferred compensation plan (as defined in the United States Employee Retirement Income Security act of 1974). Accordingly, the following Plan is adopted.


                            ARTICLE I -- DEFINITIONS

1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan Account, including contribution credits and deemed income, gains, and losses (to the extent realized as determined by the Company, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

1.2 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.

1.3 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.4 COMPENSATION means the total current cash remuneration paid by the Company to an Eligible Non-Employee Director with respect to his or her service for the Company (as determined by the Company).

1.5 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Sections 4.1 and 4.4, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.1 and 4.4, shall become effective. The Designation Dates in any Plan Year shall be designated by the Company.

1.6 EFFECTIVE DATE means the effective date of the Plan, which will be July 27, 2000.

1.7 ELIGIBLE NON-EMPLOYEE DIRECTOR means, for any Plan Year (or applicable portion thereof), a person serving the Company's Board of Directors and who is designated by the Company to be an Eligible Non-Employee Director under the Plan.
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1.8       COMPANY means Annuity & Life Re (Holdings), Ltd., and its successors and assigns otherwise herein provided, and any other corporation or business organization which, with the consent of Annuity & Life Re (Holdings), Ltd., or its successors or assigns, assumes the Company's obligations hereunder, or any other corporation or business organization which agrees, with the consent of Annuity & Life (Holdings), Ltd., to become a party to the Plan.

1.9 ENTRY DATE with respect to an individual means the first day following the date on which the individual first becomes an Eligible Non-Employee Director.

1.10 PARTICIPANT means any person so designated in accordance with the provisions of Article II.

1.11 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.12 PLAN means this Annuity & Life Re (Holdings), Ltd. Director's Voluntary Deferred Compensation Plan, as amended from time to time.

1.13 PLAN YEAR means the twelve (12) month period ending on the December 31st of each year during which the Plan is in effect.

1.14 VALUATION DATE means the December 31st of each Plan Year and any other date that the Company, in its sole discretion, designates as a Valuation Date.

                  ARTICLE II -- ELIGIBILITY AND PARTICIPATION

2.1 REQUIREMENTS. Every Eligible Non-Employee Director on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Non-Employee Director shall be eligible to become a Participant on the first Entry date occurring on or after the date on which he or she becomes an Eligible Non-Employee Director. No individual shall become a Participant, however, if he or she is not an Eligible Non-Employee Director on the date his or her participation is to begin.

Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Non-Employee Director must make written application in such manner as may be required by Section 3.1 and by the Company and must agree to make compensation Deferrals as provided in Article III.

                    ARTICLE III -- CONTRIBUTIONS AND CREDITS

3.1 PARTICIPANT COMPENSATION DEFERRALS AND EMPLOYER CONTRIBUTION CREDITS. In accordance with rules established by the Company, a Participant may elect to defer compensation which is due to be earned and which would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amounts designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals".


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Compensation Deferrals shall be made through an election by the Participant to defer the payment of fees not yet payable to him or her at the time of the election. Ordinarily, a Participant shall be permitted to make a deferral election each March 1st and September 1st and on such other dates as may be permitted by the Company. Such election will be effective thirty (30) days after the receipt by the Employer of written notice of the election. Once made, a Compensation Deferral deduction election shall continue in force until the end of the calendar year. The Participant may change the deduction election effective on the first day of the subsequent calendar year by completing an election form provided by the Company. Compensation Deferrals shall be credited to the Account of the deferring Participant.

There shall be established and maintained by the Company a separate Plan Account in the name of each Participant, which shall at all times be one hundred percent (100%) vested in the Participant, and to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals, and (b) amounts equal to any deemed income, gains, or losses, based upon deemed fair market value of the Account's deemed assets, as determined by the Company, in its discretion) attributable or allocable to (a) and (b). The Company shall have the discretion to allocate such deemed income, gains, or losses among Plan Accounts pursuant to such allocation rules as the Company deems to be reasonable and administratively practicable.

                   ARTICLE IV -- INVESTMENT OF CONTRIBUTIONS

4.1 STATUS OF INVESTMENTS. All investments actually made by the Company pursuant to this Plan will be deemed made solely for the purpose of aiding the Company in measuring and meeting its obligations under this Plan. This Plan places no obligation upon the Company to invest any portion of the amount in the Account, to invest or continue to invest in any specific asset, to liquidate any particular investment, or to apply in any specific manner the proceeds from the sale, liquidation, or maturity of any particular investment. Nothing stated herein shall cause such investments to be treated as anything but the general assets of the Company, nor will anything stated herein cause such investments to represent the vested, secured or preferred interest of the Participant or his or her Beneficiaries designated under this Plan.

Each Participant hereunder, as a condition to his or her participation hereunder, agrees to hold harmless the Company and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

                    ARTICLE V -- ENTITLEMENT TO BENEFITS

5.1 TERMINATION OF SERVICE. If a Participant terminates service with the Company for any reason, the Participant's Plan Account at the date of termination shall be valued and payable according to the provisions of Article VI.


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5.2 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the
Participant, as hereinafter defined, the Participant may apply to the Company for the distribution of all or any part of his or her Account. The Company shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distributions, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Company shall make the appropriate distribution to the Participant in respect of the Participant's Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's Account or the amount determined by the Company to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's Account shall be determined as of the date of the distribution. "Financial Hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Company.

                      ARTICLE VI--DISTRIBUTION OF BENEFITS

6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive a distribution in an aggregate amount equal to the Participant's Account, which amount, depending on the performance of the deemed investments, may be less than, equal to, or greater than the aggregate amount of the Participant's Compensation Deferrals. Any payment due hereunder from the Trust will be paid by the Company from its general assets.

6.2 DATE CERTAIN. A Participant shall be permitted to elect to defer compensation under this Plan to a Date Certain at least five (5) years subsequent to the Participant's enrollment date. However, in no event shall the Participant be allowed to defer compensation beyond his or her (seventieth) 70th birthday. Participants deferring compensation to a Date Certain shall become entitled to receive, on or about the earlier of the date of the Participant's termination of service with the Company, or upon the Date Certain elected by the Participant, an aggregate amount determined pursuant to Section 6.1 above.

6.3 METHOD OF PAYMENT.

   (a) Cash Payments. All payments under the Plan shall be made in cash.

   (b) Timing and Manner of Payment. In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.2, an aggregate amount equal to the Participant's Account will be paid by the Company, as provided by Section 6.1, in a lump sum. In the event a Participant becomes

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          entitled to benefits under Section 5.1, an aggregate amount equal to the Participant's Account will be paid by the Company, as provided by
          Section 6.1, in a lump sum. In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 6.2, an aggregate amount equal to the Participant's Account will be paid by the Company as provided by
          Section 6.1, in a lump sum on or about the Date Certain elected by the Participant, or his or her termination date, if that date should be earlier, subject to Section 6.3(c) below.

     (c) Provided that no distribution shall commence sooner than the first day of the calendar year after the earlier of (i) the date the Participant elects the manner of payment by filing written notice with the Company, or (ii) the date of the Participant's termination of service with the Company.

6.4 DEATH BENEFITS. If a Participant dies before terminating his or her service with the Company and before the commencement of payments to the Participant hereunder, the entire value of the Participant's Account shall be paid, as provided in Section 6.3, to the person or persons designated in accordance with Section 7.1.

Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in a lump sum.

                 ARTICLE VII - BENEFICIARIES; PARTICIPANT DATA

7.1. DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed in writing with the Company during the Participant's lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Company shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, per stirpes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Participant's personal representative, executor, or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Company, in its sole discretion, may distribute such payment to the

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Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Company deems to be appropriate.

7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Company's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Company shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Company notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Company within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Company, the Company may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Company determines. If the location of none of the foregoing persons can be determined, the Company shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable law, the Company shall not be liable to any person for any payment made in accordance with such law.

                        ARTICLE VIII -- ADMINISTRATION

8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

     (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Non-Employee Directors, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

     (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

     (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.



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          (d)  Make determinations with respect to the eligibility of any
               Eligible Non-Employee Director as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

          (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Company shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Company shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Company. Further, the Company may authorize one or more persons to execute any certificate or document on behalf of the Company, in which event any person notified by the Company of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Company until such third person shall have been notified of the revocation of such authority.

8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Company are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

8.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.4 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan shall be paid by the Company.


                             ARTICLE IX - AMENDMENT

9.1 RIGHT TO AMEND. The Company, by written instrument executed by the Company, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment




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

shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Company at any time, retroactively if required, if found necessary, in the opinion of the Company, in order to ensure that the Plan is characterized as an unfunded deferred compensation plan established and maintained for Non-Employee Directors of the Company in accordance with all applicable laws and regulations, including the Code and the United States Employee Retirement Income Security Act of 1974. No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                            ARTICLE X -- TERMINATION

10.1 COMPANY'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Company reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan accounts. Company also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

10.2 AUTOMATIC TERMINATION OF PLAN. The Plan automatically shall terminate upon the dissolution of the Company, upon change of control, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

10.2a CHANGE OF CONTROL. Definition of Change in Control. For purposes of this Section a "Change of Control" of the Company shall be deemed to have occurred if:

      (1) Any person, including a group of persons acting in concert, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company;

      (2) There occurs any cash tender or exchange offer for shares of the Company, merger or other business combination, or any combination of the foregoing transactions, and as a result of or in connection with any such event, persons who were directors of the Company before the event shall cease to constitute a majority of the board of directors of the Company or any successor to the Company; or

      (3) The sale, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company.


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Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by reason of a change in beneficial ownership occurring in connection with the initial or subsequent public offerings of the Common Shares.

10.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Company shall continue all aspects of the Plan, other than Compensation Deferrals and Company contribution credits under Section 3.1, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with articles V and VI.

10.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Company, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

10.5 SUCCESSOR TO COMPANY. Any corporation or other business organization which is a successor to the Company by reason of a consolidation or merger with the Company shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger, or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.


                          ARTICLE XI -- MISCELLANEOUS


11.1 LIMITATIONS ON LIABILITY OF COMPANY. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Company, or any officer or employee thereof except as provided by law or by any Plan provision. The Company does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Company, or any successor, employee, officer, director, or stockholder of the Company, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

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11.2  CONSTRUCTION.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Participation under the Plan will not give any Participant the right to be retained in the service of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued hereunder.

The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Company which right is greater than the rights of a general unsecured creditor of the Company.

11.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto.

In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Company may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Company prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 27th day of July, 2000.



                                           Annuity & Life Re (Holdings), Ltd.
                                           -------------------------------------


                                           By /s/ Lawrence S. Doyle
                                           -------------------------------------
                                           President and Chief Executive Officer


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
                DIRECTOR'S VOLUNTARY DEFERRED COMPENSATION PLAN

                            BENEFICIARY DESIGNATION

In the event of my death prior to my payment date, I hereby designate the following beneficiaries for all sums accumulated under this plan:


NAME/RELATIONSHIP                            ADDRESS

Primary________________________              ______________________________

                                             ______________________________

Secondary______________________              ______________________________

                                             ______________________________

DEFERRED SURVIVAL: If any beneficiary designated shall survive me but shall die before the _____ day after my death (exclusive of the date of death), payments shall be made in the same manner as if the beneficiary has predeceased me.

CHANGE OF BENEFICIARY: This beneficiary designation cancels any designation of beneficiaries previously made and I expressly reserve the right, without the consent of any beneficiary, to revoke this designation and to change the beneficiary at any time by so notifying the Company in writing at its Home Office.

PROTECTION OF PROCEEDS: No person entitled to any part of the proceeds or any installments of interest shall be permitted to commute, encumber, alienate or assign the same or any part thereof, and no payments of interest or principal shall be in any way subject to said person's debts, contracts or engagements, nor to any judicial processes to levy upon or attach the same for payment.

Executed this ______ day of ______________, ______.

_______________________________          _______________________________
           Witness                                Participant

Original of this Beneficiary designation filed with Annuity & Life Re (Holdings), Ltd. of Hamilton, Bermuda on _________________, _______.


                                         ________________________________
                                               Corporate Secretary


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
                DIRECTOR'S VOLUNTARY DEFERRED COMPENSATION PLAN

                            ELECTION TO PARTICIPATE


Name________________________________         D.O.B._____________________________


Address:____________________________         S.S.#______________________________


____________________________________


A. TOTAL DEFERRAL

   The amount of each service fee (retainer and meeting fees) to be deferred is ____%. (100%, 75%, 50%, 25%)

B. OPTIONAL PAYMENT DATE

   All deferrals are to be paid at termination of service, unless an optional date is elected in accordance with Section 6.2 of the Agreement.

   Date Certain: __________ 1st, _________.
                   Month           Year


   I UNDERSTAND:

   That the Optional Payment Date cannot be changed once selected; that I may change the level of deferral under this Agreement by providing at least 30 days' notice; and that participation will be governed by the Agreement.


Participant:________________________         Dated:_____________________________

Acknowledgment:_____________________         Dated:_____________________________



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